Exhibit 99.1

Imperial provides corporate update, reduces spending by $1 billion

Calgary, Alberta – March 31, 2020 – Imperial today provided an update on its operations and corporate guidance in response to the market conditions resulting from the COVID-19 pandemic and decreases in commodity prices.

“The current COVID-19 pandemic, as well as business and commodity price environment, poses many challenges for our industry,” said Brad Corson, chairman, president and chief executive officer of Imperial. “Imperial’s integrated business model, high quality asset portfolio, and strong balance sheet offer valuable stability during this period, and we are taking steps to exercise flexibility in our plans to respond to market conditions by reducing our capital investment and operating costs.”

The company’s priority remains the health and safety of its employees, contract partners, customers and the communities where we operate. In response to the risks posed by the COVID-19 pandemic, Imperial has activated existing pandemic monitoring and response plans. The company has emergency and safety protocols for mitigating risk in a variety of scenarios, including the challenges of COVID-19.

“As we continue to face these challenging conditions, I am extremely proud of the dedication and hard work by Imperial’s workforce across the country to maintain safe and reliable operations as they also look after the well-being of themselves and their coworkers, their families, communities and our customers,” said Corson.

Although Imperial is in a lower capital spending period in the cycle, the company has carefully assessed its 2020 plans and has identified opportunities to reduce spending in the near-term while maintaining focus on the lowest capital intensity, highest value-creating opportunities. Spending will focus on ensuring ongoing safe and reliable operation of Imperial’s assets, and paced investments to continue work on key growth-related projects at a level reflective of the current challenges presented by COVID-19 and the business environment. These deferrals have resulted in an updated capital outlook of $1.1 billion to $1.2 billion for 2020, a $500 million (30 percent) reduction compared to original guidance of $1.6 billion to $1.7 billion.

In addition to this reduction in capital spending, Imperial has identified opportunities to reduce operating expenses by $500 million compared to 2019 levels. As part of this exercise, the company has identified opportunities that drive efficiency, effectiveness and a degree of pacing due to COVID-19 impacts while ensuring ongoing safe and reliable operations.

As Imperial continues to assess the impact of COVID-19, scope reductions have been identified for the planned second-quarter turnaround at our Sarnia facility, and a planned coker turnaround at Syncrude has been deferred until the third quarter. The company continues to assess other turnaround activity across the business. More broadly, the impact of COVID-19 and the current business environment on demand is expected to result in negative impacts on Imperial’s Upstream production, and Downstream refinery utilization and product sales over the near term. While the magnitude of these impacts is uncertain, our scenario planning approach is ensuring we are prepared and positioned to respond to a broad range of potential outcomes.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

Imperial has demonstrated a long-standing commitment to shareholder returns, underscored by over a century of consecutive dividend payments and 25 consecutive years of dividend growth. The measures Imperial is taking are designed to preserve the strength of the company’s strong balance sheet, while enabling the company to maintain its dividend to shareholders and deliver long-term value from its operations. Imperial currently has a normal course issuer bid in place with the Toronto Stock Exchange to repurchase outstanding common shares, which is set to expire on June 26, 2020. In light of the current industry environment, Imperial is suspending share repurchases under the program effective April 1, 2020.

Imperial continues to be well-positioned for the challenges presented in the current business environment, with a Canadian industry-leading debt-to-capital ratio and credit rating, over $1.7 billion of cash on hand at year-end 2019, low sustaining capital requirements and integration across its value chain.

“While the current combination of falling oil demand and increasing supply may be uniquely challenging, Imperial has a long history of weathering market volatility,” said Corson. “We have flexibility in our plans to respond to market conditions as they unfold and remain focused on maximizing long-term shareholder value in whatever business environment we operate.”

Contact:

Investor relations

(587) 476-4743

Media relations

(587) 476-7010

Cautionary statement: Statements of future events or conditions in this release, including projections, targets, expectations, estimates, and business plans are forward-looking statements. Forward-looking statements can be identified by words such as believe, anticipate, intend, propose, plan, goal, seek, project, evaluate, expect, future, continue, remain, likely, may, should, will and similar references to future periods. Forward-looking statements in this report include, but are not limited to, references to the benefit of stability from an integrated and balanced business model, and steps being taken to exercise flexibility to respond to market conditions; Imperial’s focus on health and safety of its workforce and ability to maintain safe and reliable operations, including with respect to COVID-19; the updated 2020 capital outlook of $1.1 to $1.2 billion, including expenditures to ensure safe and reliable operation and paced investments in key growth-related projects; the impact from the deferral of specific projects; reductions to operating expenses estimated at $500 million compared to 2019 levels; deferral of planned maintenance work in response to COVID-19; potential impacts from COVID-19 and the current business environment on Upstream production guidance; the potential impact of COVID-19 on demand for fuels and resulting impacts on Downstream asset utilization and sales the impact of measures on the company’s balance sheet; the company’s ability to maintain its dividend commitment and deliver long-term value; suspension of share repurchases; being well-positioned for challenges in current business environment; and flexibility in company plans to respond to market conditions and maximize long-term shareholder value.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

Forward-looking statements are based on the company’s current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning demand growth and energy source, supply and mix; general market conditions; commodity prices and foreign exchange rates; production rates, growth and mix; project plans, timing, costs, technical evaluations and capacities, and the company’s ability to effectively execute on these plans and operate its assets; progression of COVID-19 and its impacts on Imperial’s ability to operate its assets, including the possible shutdown of facilities due to COVD-19 outbreaks; the company’s ability to effectively execute on its business continuity plans; applicable laws and government policies and actions, including production curtailment and restrictions in response to COVID-19; the ability of the company to achieve cost savings and defer maintenance work; refinery utilization and product sales; production life, resource recoveries and reservoir performance; the adoption and impact of new facilities or technologies such as Grand Rapids and autonomous haul system, including on capital efficiency and reduction to operating expenses; financing sources and capital structure; and capital and environmental expenditures could differ materially depending on a number of factors. These factors include global, regional or local changes in supply and demand for oil, natural gas, and petroleum and petrochemical products and resulting price, differential and margin impacts, including foreign government action with respect to supply levels and prices; general economic conditions; transportation for accessing markets; currency exchange rates; political or regulatory events, including changes in law or government policy, such as production curtailment and actions in response to COVID-19; the receipt, in a timely manner, of regulatory and third-party approvals; project management and schedules and timely completion of projects; availability and allocation of capital; availability and performance of third party service providers; unanticipated technical or operational difficulties; management effectiveness and disaster response preparedness, including business continuity plans in response to COVID-19; operational hazards and risks; cybersecurity incidents including in light of activation of business continuity plans due to COVID-19; and other factors discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial’s most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial Oil Limited. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Reference to debt-to-capital ratio is the company’s debt, defined as the sum of Notes and loans payable and Long-term debt from the company’s Consolidated balance sheet, divided by capital, defined as the sum of debt and Total shareholders’ equity from the company’s Consolidated balance sheet. See Imperial’s most recent Annual Report on Form 10-K for more details.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.